UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 1, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 4.02   NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

As detailed more fully below under Item 8.01 Other Events, the findings made to date by the Audit Committee of the Board of Directors of Delphi Corporation (the “Company”), as a result of its ongoing internal investigation, indicate that certain prior transactions involving the receipt of rebates, credits or other lump-sum payments from suppliers (“Rebate Transactions”) and off-balance sheet financing of certain indirect materials and inventory were accounted for improperly. Based upon information to date, the Company believes that the improper accounting for off-balance sheet financing transactions in 2000 resulted in the Company overstating cash flow from operations, determined in accordance with generally accepted accounting principles (GAAP), for that year by approximately $200 million and that the improper accounting for Rebate Transactions in 2001 resulted in the Company overstating pre-tax income under GAAP for that year by approximately $61 million. In addition the Company is still evaluating the impact of adjustments to the Company’s financial statements for other periods that will be required to be reflected as the Company unwinds the improper accounting of the transactions identified below.

Although the Company is still evaluating additional transactions, the magnitude of the errors and the preliminary conclusions reached to date with respect to the transactions under review led the Audit Committee to conclude that the audited financial statements and related independent auditors’ reports for 2001 and subsequent periods as a result of the unwinding of the improperly recorded transactions, should no longer be relied upon and a restatement will be required. As emphasized below, the internal investigation is not complete and although the findings described below have been preliminary discussed with the Company’s auditors, Deloitte & Touche LLP, the findings have not been the subject of a review or audit by Deloitte & Touche LLP. Moreover, additional transactions are under examination, and it is possible that the review will determine that they were not properly recorded and that previously issued financial statements for other periods may require additional corrections.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As more fully detailed below under Item 8.01 other events, the Audit Committee shared with certain of the other independent members of the Board of Directors, including the lead independent director, the results to date of its internal investigation. In recognition of the circumstances in which the instances of improper accounting identified to date occurred, particularly during the fourth quarter of 2000 and the third and fourth quarters of 2001, the Audit Committee, after considering the views of the other independent directors, took certain personnel actions, including accepting the resignation, effective March 4, 2005, of the Company’s former Chief Accounting Officer and Controller and current business line executive in charge of certain product lines, and reassigning the current Vice President of Treasury, Mergers & Acquisitions and New Markets to a non-officer position with a commensurate reduction in responsibilities and compensation. Each of these individuals had supervisory authority for others involved in or were directly involved in certain of the principal transactions under investigation.

In addition, the Audit Committee accepted the resignation, effective March 4, 2005 of the Company’s Vice Chairman and Chief Financial Officer, Alan S. Dawes. Mr. Dawes has also resigned from Delphi’s Board of Directors. Mr. Dawes agreed to resign after the Audit Committee expressed a loss of confidence in him. The Audit Committee accepted his resignation, as it determined it would be in the best interest of the Company and its shareholders. This will enable the Company to name a new CFO who will not be distracted from managing the Company’s ongoing business while the Company’s internal review and the SEC’s investigation continue. In addition, the independent directors are reviewing the conduct of certain other present and former officers and executives.

John D. Sheehan (age 44), the current Chief Accounting Officer and Controller of the Company was appointed as acting Chief Financial Officer, and the Board is conducting an internal and external search for Mr. Dawes’ permanent replacement. Mr. Sheehan became the Company’s Chief Accounting Officer in June of 2002 and had previously been a partner at KPMG LLP. It is expected that Mr. Sheehan will receive additional compensation commensurate with the additional responsibilities he will be assuming; however the amount has not been determined at this time. Pamela M. Geller (age 39) remains the Company’s Treasurer and will now report to Mr. Sheehan. The remaining responsibilities of the other individuals will be allocated among the Company’s existing senior executives until successors have been determined.

The Company expects to enter into separation and release agreements with Mr. Dawes and the former Chief Accounting Officer and Controller, the details of which are still being negotiated.

ITEM 8.01   OTHER EVENTS

On March 1, 2005, two of the independent directors serving on the Audit Committee, which included the Audit Committee chairman, met with certain members of management who were involved in or had supervisory responsibility for other employees who were involved in the transactions under review. The meetings were conducted pursuant to a process the Committee implemented to enable it to evaluate the conduct and knowledge of these individuals, and to consider, after carefully evaluating all the findings of the investigation and the level of cooperation, what personnel changes or other steps, if any, should be taken to strengthen the Company’s internal controls and procedures over financial reporting and disclosure controls and procedures to prevent the future occurrence of similar errors.

On March 3, 2005, the chairman of the Audit Committee discussed the status of the Committee’s review and his impression of the meetings held on March 1, 2005 with

Delphi’s lead independent director. In addition, the chairman reviewed with the lead independent director the findings to date of the Committee’s ongoing investigation, namely reaffirming the preliminary conclusions it had reached with respect to certain Rebate Transactions that were previously reported in the Company’s Report on Form 8-K filed December 8, 2004 (the “Prior 8-K”), and discussing its findings of improper accounting for certain additional Rebate Transactions that were under review, of amounts paid for certain information technology services in 2002 and 2003, and for certain transactions involving the disposition in 1999, 2000 and 2001 and subsequent purchase in later periods of indirect materials and inventory. At the conclusion of the discussion, the lead independent director and the chairman of the Audit Committee, taking into account the views expressed earlier by the other independent directors, agreed on certain additional steps the Company needs to take to finish its review and to determine what changes, if any, are required to strengthen the Company’s internal controls over financial reporting and disclosure controls and procedures. These steps include meeting with management and the Company’s independent auditors to consider the extent to which the Company’s historical financial statements need to be restated, the personnel actions described above, and the conduct of additional interviews.

The Audit Committee has reached the following conclusions as a result of its review. The internal investigation is not complete and the findings have not been the subject of a review or audit by Deloitte & Touche LLP.

•	The preliminary conclusions set forth in the Prior 8-K regarding inappropriate accounting for certain Rebate Transactions between Delphi and information technology service providers, have been confirmed. As previously reported, Delphi failed to recognize certain liabilities and did not appropriately defer recognition of payments and credits that were received in conjunction with agreements for future information technology services. In addition, the investigation identified a number of other Rebate Transactions occurring between 1999 and 2004 in which the payments and credits received by Delphi from suppliers were tied to agreements for the provision of future services or products, and for which Delphi had recognized the payment or credit at the time received rather than over time as the services were performed or products were purchased. In addition, in some of these transactions, credits were accrued without sufficient certainty of receipt. The impact of the principal required adjustments concluded to date on previously reported financial results is summarized below:

	Year Ended December 31,			Three Months Ended
	2001	2002	2003	3/31/04	6/30/04	9/30/04

	(in millions)
Actual pre-tax income (expense) incorrectly recorded.................................................................................................	$67	$1	$(3)	$(1)	$1	$1
Proper pre-tax income that should have been recorded............................................................................................	6	15	14	7	4	3

Required adjustments......................................................................................	$(61)	$14	$17	$8	$3	$2

•	Delphi improperly deferred recognition of expense for payments made for system implementation services in 2002 and 2003. The total amount of payments made, not including payments related to the $20 million pre-tax Rebate Transaction discussed in the Prior 8-K, which has already been included in preceding table, was approximately $40.5 million. Approximately $17.4 million of these payments were correctly capitalized as internally developed software. The remaining approximately $23 million should have been recorded as expense when services were rendered, rather than deferred and then expensed in later periods. At September 30, 2004 all previously deferred amounts had been expensed or capitalized.

•	In 1999 Delphi improperly recorded asset dispositions, in a series of transactions, of approximately $135 million of indirect materials to an indirect material management company. In connection with the recording of these transactions, Delphi recorded pre-tax income of approximately $60 million in 1999 and an additional $16 million in 2000. The transactions should not have been accounted for as asset dispositions but rather as financing transactions, principally because Delphi had an obligation to repurchase such materials. The impact of accounting for the transactions as financings would be to reduce 1999 and 2000 pre-tax operating income by $60 and $16 million, respectively, and to reclassify approximately $125 million and approximately $20 million, respectively, included in 1999 and 2000 cash flow from operations as cash flow from financing activities. In 2002 and 2003, the Company repurchased certain indirect materials, recording a portion in its consolidated balance sheet and writing-off the balance of the material. In addition, at December 31, 2003 the Company recorded the remaining materials in its consolidated balance sheet with a liability to the third party. The Company is continuing to review the accounting for the unwinding of this transaction.

•	In the fourth quarter of 2000, first quarter of 2001 and fourth quarter of 2001, the Company entered into four transactions, in each case improperly recording the transaction as a disposal of inventory to a third party and repurchasing the same inventories in subsequent periods. Each of these transactions should have been accounted for as a financing transaction, not a disposal. Specifically, in the fourth quarter of 2000 the Company entered into transactions, one for approximately $70 million and a second to a different third party for approximately $200 million. In the first transaction, the Company recorded a disposal of inventory at book value, in the second, which involved precious metals, the Company recorded a disposal of inventory at a gain of approximately $6 million. In the first and fourth quarters of 2001 the Company disposed of $10 million and $9 million, respectively of inventory at book value. In addition, in the case of each of the fourth quarter transactions, as a result of recording the transaction as a disposal of inventory, inventory reserves under the last-in first-out method of inventory accounting (LIFO) were reduced, increasing pre-tax income for that quarter. The aggregate effect of these transactions on pre-tax income in 2000 was approximately $100 million. Finally, with the exception of the transaction involving precious metal inventories in 2000 for which the Company received cash, in each transaction the

Company booked an account receivable for the purchase price, and then allowed the third party to settle the account receivable using cash received through financing arranged by Delphi. As a result, in these three transactions the Company received no increased cash flow in the quarter the inventory was sold. Because in 2003 the Company changed its accounting for inventories from the LIFO method to the first-in-first-out method, and as required by applicable accounting rules, restated historical financial statements to give retroactive effect to the change, the transactions’ impact on LIFO reserves had been previously restated. As such, the impact of these transactions on previously reported pre-tax income was to reduce 2000 pre-tax income and increase 2001 pre-tax income by approximately $6 million. The other impact on previously reported results is to reclassify approximately $200 million included in 2000 cash flow from operations to cash provided by financing activities and to conversely increase 2001 cash flow from operations and cash used for financing activities each by approximately $200 million.

Additional transactions are under examination, and it is possible that the review will determine that they were not properly recorded and that previously issued financial statements may require additional corrections. At this time the following additional transactions are being reviewed:

•	The internal investigation continues to review the accounting for additional Rebate Transactions occurring between 1999 and 2004. Generally, each of these transactions involve amounts less than $1 million.

•	As part of the review, the Audit Committee has been examining the manner in which the Company accounted for rebates, credits or lump-sum payments paid to customers. Our initial review indicates that the Company generally expensed these amounts.

•	The Audit Committee is also examining the manner in which the Company accounted for $237 million in cash payments it made to General Motors in 2000 as part of an agreement in which the Company obtained a release with respect to certain outstanding pre-separation warranty claims and certain true-up payments for future post-retirement health care obligations and $85 million in credits the Company received from General Motors in 2001 for related matters.

The Company did not file its Form 10-Q for the period ended September 30, 2004 and has not yet issued audited financial statements for the year-ended December 31, 2004. The Audit Committee is working diligently to complete its investigation and reach final conclusions on the related accounting. Completion of the investigation should enable the Company to understand the final results of the investigation, to restate prior historical financial statements to reflect any material adjustments warranted by the results of the investigation, and to issue audited financial statements for the year ended 2004. Although the Company is not able to predict with certainty when its investigation will be complete, it expects that it will be able to issue any necessary restatement of prior historical financial statements on or before June 30, 2005 and become fully current in its filings of periodic reports with the SEC.

The Company continues to cooperate fully with the investigation by the staff of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION (Registrant)
Date:	March 4, 2005

By: /s/ JOHN D. SHEEHAN

(John D. Sheehan, Chief Accounting Officer and Controller)